SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 9, 2012

VICTORY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	2-76219-NY	87-0564472
(State of Incorporation)	(Commission File Number)	(IRS Employer Number.)

3355 Bee Caves Road, Suite 608, Austin, TX		78746
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (512)-347-7300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes to registrant’s certifying accountant

On August 3, 2012, Victory Energy Corporation (the “Company”), through the Audit Committee of its Board of Directors and with the ratification of its Board of Directors, dismissed Weaver and Tidwell, LLP (“Weaver”) as the Company’s independent registered public accounting firm and re-engaged WilsonMorgan LLP (“WilsonMorgan”) as the Company’s independent registered accounting firm.

Weaver was engaged on June 18, 2012 and had never reviewed or reported on any of the Company’s financial statements. WilsonMorgan was previously the Company’s independent registered accounting firm and reported on the Company’s financial statements for the fiscal years ended December 31, 2011, 2010, 2009, 2008, and 2007 and reviewed the interim financial statements for the quarters ended thereon. WilsonMorgan also reviewed the Company’s most recent interim financial statements for the quarter ended March 31, 2012.

Prior to engaging WilsonMorgan, the Company did not consult with them regarding the application of accounting principles to a material, specific completed and contemplated transaction regarding the type of audit opinion that might be rendered by WilsonMorgan on the Company’s financial statements.

There was a disagreement with Weaver on how the Company should present its financial statements for the year ended December 31, 2011 and the quarter ended March 31, 2012 which were not reported on by or reviewed by Weaver, respectively. Weaver asserted that non-controlling interest should be presented in the Company’s financial statements. The Company does not believe that the presentation of non-controlling interest on its financial statement is appropriate. The Company dismissed Weaver and re-engaged WilsonMorgan because it was concerned that it could not meet its SEC filing deadline without this change.

Item 9.01	Exhibits

Exhibit No.	Description

1.0	Letter from Weaver and Tidwell, LLP, dated August 9, 2012, describing agreement to Company disclosures in the 8K event dated August 9, 2012, pursuant to item 304(a)(3) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VICTORY ENERGY CORPORATION

Dated: August 9, 2012	By:	/s/ Kenneth Hill
President and
Chief Executive Officer